Exhibit 99.1

Contact:	NEWS RELEASE
GameStop, Inc. Jackie Smith 817-722-7520 jackiesmith@gamestop.com Matt Hodges 817-424-2130 matthodges@gamestop.com
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

GAMESTOP AND ALLIANCE DATA GIVE GAMERS MORE BUYING AND PLAYING
POWER WITH LAUNCH OF NEW GAMESTOP POWERUP REWARDS™ CREDIT CARD

•	Existing PowerUp Rewards members to receive accelerated benefits with new private label credit card program
•	Card program to drive brand affinity and incremental sales for GameStop
•	Alliance Data Retail Services selected by GameStop to provide fully integrated credit card and loyalty marketing services

DALLAS – September 10, 2014 – GameStop Corporation (NYSE: GME), a family of specialty retail brands that makes customers' favorite technologies affordable and simple, and Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced the introduction of a GameStop-branded private label credit card program.

Under the terms of the long-term agreement, Alliance Data's Retail Services business, which manages more than 135 private label and co-brand credit programs, will deliver a customized loyalty-driven private label credit program designed to further enrich GameStop's relationship with its more than 28 million members of the successful PowerUp Rewards loyalty program. The new GameStop PowerUp Rewards Credit Card will provide cardholders with convenience and benefits exclusive to account holders, including being able to make purchases with the card in-store and online, promotional financing for larger purchases, online and mobile platform card management and payment services, as well as no annual fee and exclusive offers for savings throughout the year. Upon the opening of an account, PowerUp Rewards Pro members will receive a one-time award of 15,000 bonus points, and PowerUp Rewards Basic members will receive a one-time award of 5,000 bonus points.

GameStop PowerUp members earn points for purchases and get access to exclusive offers, news, and events. The Pro membership is a paid membership that enables members to earn more points and privileges. PowerUp Rewards points can be redeemed for products, including great gaming gear, limited edition collectibles, hard-to-find gaming items, discounts on merchandise, and coupons for additional savings.

"GameStop is known for giving 'power to the players' with our unique buy-sell-trade program and the membership benefits of PowerUp Rewards. Recently, many of our customers have asked us for a financing solution to extend their purchasing power. We are pleased to give them one in time for the holiday season," said Frank Hamlin, chief marketing officer at GameStop. "Now, the GameStop PowerUp Rewards Credit Card gives even more power to our customers, allowing them to get bonus points, and if they desire, pay over time for all the great new and pre-owned items we sell – games, gaming consoles, accessories, tablets, smart phones and more."

The credit card program will leverage Alliance Data's unique multi-channel approach to acquiring new cardholders. Alliance Data Retail Services will enable GameStop to develop an even deeper understanding of its cardholders through analysis of purchase behaviors, adding to GameStop's sophisticated analytics. As part of the agreement, GameStop will have access to Alliance Data's advanced set of digital and mobile capabilities connected to the card program.

"GameStop is the premier retail destination for all things related to video games, and this is a tremendous opportunity for Alliance Data to partner with a brand that is focused on building strong relationships with its members and understanding how they like to shop and be rewarded," said Melisa Miller, president of Alliance Data Retail Services. "We look forward to collaborating closely with this industry leader to help them drive long-term loyalty, grow sales and give its valued members even more reasons to shop frequently."

About GameStop Corp.
GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 6,600 stores across 15 countries. The company's consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the world's leading print and digital video game publication; and www.buymytronics.com,  an online consumer electronics trade-in platform. In addition, our Technology Brands segment includes our Simply Mac, Spring Mobile and Cricket stores. Simply Mac, www.simplymac.com, operates 33 stores, selling the full line of Apple products, including laptops, tablets, smartphones and offering Apple certified warranty and repair services. Spring Mobile, http://springmobile.com, sells post-paid AT&T services and wireless products through its 238 AT&T branded stores. Cricket Wireless, www.cricketwireless.com, is a new AT&T brand offering pre-paid wireless services, devices and related accessories. We operate 48 Cricket stores in select markets throughout the United States.

General information on GameStop Corp. can be obtained at the company's corporate website http://news.gamestop.com/. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation's leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America's best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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